Exhibit 99.01


News


Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  media@southerncompany.com
                  www.southerncompany.com

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  gakunder2@southernco.com




                                                         Jan. 26, 2006


         Southern Company reports solid fourth quarter earnings; strong economy in region helps drive 2005 results

ATLANTA - With continued economic strength in the Southeast and customer growth driving increased use of electricity, Southern Company today reported solid fourth quarter earnings of $158.9 million, or 21 cents a share.

This compared with reported earnings, including one-time items, of $204.5 million, or 27 cents per share, in the fourth quarter of 2004.

Southern Company also said full-year 2005 earnings were $1.59 billion, or $2.14 a share, exceeding analysts' expectations. Reported earnings for 2004, including the one-time items, were $1.53 billion, or $2.07 per share.

Earnings in 2004 included one-time items in the fourth quarter related to the resolution of an Internal Revenue Service audit for the years 2000 and 2001, which had the net effect of increasing earnings by $24 million, or 3 cents per share. Excluding the impact of the one-time items, fourth quarter 2004 earnings were $180.4 million, or 24 cents a share. Full-year earnings for 2004, excluding the one-time items, were $1.51 billion, or $2.04 per share.

Chairman, President and CEO David M. Ratcliffe said the positive results for 2005 were made possible primarily by the continued strength of the region's economy and the company's focus on achieving unquestionable trust, superior performance and total commitment.

"Southern Company employees met significant challenges in 2005 to deliver outstanding results for our customers, most notably restoring power quickly and safely following the unprecedented damage caused by Hurricane Katrina," Ratcliffe said.

The region continued to attract new residents and businesses throughout the year; despite the overall rate of customer growth slowing because of the hurricanes, the company was serving about 50,000 more customers at the end of 2005 than at the same time a year earlier, an increase of 1.2 percent. Another key earnings driver was the growth in the competitive wholesale generation business, which continued to add new long-term sales contracts to its portfolio.

These and other positive earnings drivers were offset in part by increased operations and maintenance expenses related to serving the growing energy needs of the Southeast and, in the fourth quarter, the resumption of work that had been deferred earlier in the year because of hurricanes.

Fourth quarter revenues were $3.29 billion, compared with $2.67 billion in the same period a year earlier, an increase of 23.2 percent. Revenues for the full year were $13.55 billion, compared with $11.73 billion in 2004, a 15.5 percent increase.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 1.2 percent in 2005, compared with 2004. Residential electricity use increased 2.8 percent. In 2005, some Georgia Power industrial customers were reclassified from the industrial class to the commercial class to be consistent with the rate structure approved by the Georgia Public Service Commission. Adjusting the 2004 numbers for comparison purposes, electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 1.5 percent. Industrial energy use declined 0.3 percent. As reported, without adjusting the 2004 kilowatt-hour sales, commercial sales in 2005 increased 3.6 percent, and industrial energy sales decreased 2.2 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, increased 2.3 percent in 2005, compared with 2004.

In conjunction with this earnings announcement, Southern Company has posted on its Web site detailed financial information on its fourth quarter and 2005 performance. These materials are available at 7:30 a.m. EST Jan. 26 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EST Jan. 26, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4.2 million customers and more than 40,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index six years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer growth and Southern Company's strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2004, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and implementation of the Energy Policy Act of 2005, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.


                                       ###